EXHIBIT 4.01


          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                              COCA-COLA ENTERPRISES INC.

                          ZERO COUPON NOTE DUE JUNE 20, 2020

          R-1                                                $1,932,480,000

          REGISTERED                                     (Principal Amount)

          GLOBAL SECURITY                                 CUSIP:  191219AV6


                    COCA-COLA ENTERPRISES INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to CEDE & CO., or registered assigns, upon presentation, the principal sum of ONE BILLION NINE HUNDRED AND THIRTY-TWO MILLION FOUR HUNDRED AND EIGHTY THOUSAND DOLLARS ($1,932,480,000) on June 20, 2020, in currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The principal of this Note was issued with an original issue discount of approximately $870.63 for each $1,000 principal amount and shall not bear interest.

                    This Note shall be nonredeemable at the option of the Company prior to maturity.

                    Payment of the principal of this Note will be made by wire transfer in immediately available funds to an account maintained by DTC for such purpose.

                    The Holder of this Note will have the right to require the Company to repurchase all or a portion (which portion must be $1,000 or any integral multiple thereof) of this Note (the "Put Option") on June 20, 2000 (the "Put Option Exercise Date") at a purchase price equal to 19.474% of the principal amount at maturity and will be paid by the Company in immediately available funds, subject to conditions contained herein. The Holder must provide the Company with notice of its intention to exercise the Put Option during the period from and including April 20, 2000 through and including May 20, 2000. Any notice of exercise given


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          by the Holder exercising the Put Option shall state, among other things, (i) if applicable, the certificate number of the Note to be delivered by such Holder for purchase by the Company; (ii) the portion of the principal amount of the Note to be purchased, which portion must be $1,000 or an integral multiple thereof; and
          (iii) that the Note (or a portion thereof) is to be purchased by the Company pursuant to the terms of this Note. Any such notice may be withdrawn by the Holder by a written notice of withdrawal delivered to the Company at or prior to 5:00 p.m. (New York City time) on May 20, 2000 and thereafter such notice will become irrevocable. The notice of withdrawal shall state the principal amount and, if applicable, certificate number of the Note as to which the withdrawal notice relates and the principal amount, if any, which remains subject to the previously delivered notice of exercise, each of which must be $1,000 or any integral multiple thereof. Payment of the repurchase price for this Note (or portion thereof) for which a notice of exercise has been delivered and not validly withdrawn is conditioned upon delivery of such Note (together with necessary endorsements) to the Paying Agent on the Put Option Exercise Date or book entry transfer of such Note on the Put Option Exercise Date. Once so delivered or transferred, payment of the repurchase price in respect of such Note (or portion thereof) will be made by wire transfer of immediately available funds on the Put Option Exercise Date in an amount equal to the repurchase price in respect of the Note (or portion thereof) that is subject to the relevant notice of exercise. If the Paying Agent holds immediately available funds sufficient to pay the repurchase price in respect of the Note on a day following a Put Option Exercise Date, then immediately thereafter, such Note (or portion thereof) will cease to be Outstanding, whether or not such Note is delivered to the Paying Agent, and all rights of the Holder in respect of the Note (or portion thereof), including the Holder's right to require the Company to repurchase such Note (or portion thereof), shall terminate and lapse (other than the right to receive the repurchase price in immediately available funds by wire transfer upon delivery of such Note). The Company covenants that no later than 11:00 a.m. (New York City time) on the Put Option Exercise Date, the Company shall deposit with the Paying Agent immediately available funds in an amount sufficient to pay the aggregate repurchase price of all the Notes (or portions thereof) that are to be repurchased on Put Option Exercise Date pursuant to exercise by the Holder of the Put Option. Any Note that is to be purchased only in part shall be surrendered to the Paying Agent at the office of the Paying Agent (with any necessary endorsements) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge and at the expense of the Company, a replacement Note or Notes, of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.






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                    This Note is one of a duly authorized issue of
          securities (hereinafter called the "Securities") of the Company issued and to be issued under an Indenture dated as of July 30, 1991, as amended and supplemented by the First Supplemental Indenture dated as of January 29, 1992 (collectively, the "Indenture"), between the Company and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto and the Officers' Certificate setting forth the terms of this series of Securities reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series of Securities designated as "Zero Coupon Notes Due June 20, 2020", limited in aggregate principal amount at maturity to $1,932,480,000 (the "Notes"). The Indenture does not limit the aggregate principal amount of Securities that may be issued thereunder.

                    If an Event of Default, as defined in the Indenture, with respect to the Notes shall occur and be continuing, the principal amount hereof may be declared, and upon such declaration shall be, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture to be effected at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Outstanding Securities of each series under the Indenture affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series under the Indenture, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture or such Securities and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

                    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places, and rate, and in the coin or currency, herein prescribed.


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                    As provided in the Indenture, and subject to certain
          limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of this series having the same terms as this Note, of authorized denominations, having the same terms and conditions and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                    The Notes are issuable only in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of this series having the same terms as this Note of a different authorized denomination, as requested by the Holder surrendering the same.

                    No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                    Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this
          Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                    THE INDENTURE AND THE NOTES, INCLUDING THIS NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

                    All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture and all references in the Indenture to "Security" or "Securities" shall be deemed to include the Notes.

                    Unless the certificate of authentication hereon has been executed by Chemical Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.







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                    IN WITNESS WHEREOF, the Company has caused this
          instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

                                        COCA-COLA ENTERPRISES INC.,

                                             VICKI G. ROMAN
                                        By:--------------------------
                                           Name:  Vicki G. Roman
                                           Title: Vice President
                                                  and Treasurer

          Attest:
                  E. LISTON BISHOP III
          By:----------------------------
             Name: E. Liston Bishop III
             Title: Assistant Secretary

          [SEAL]

          Date: June 20, 1995

          TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

          CHEMICAL BANK (successor by merger to
          Manufacturers Hanover Trust Company),
          as Trustee,

               GLENN G. MCKEEVER
          By: -------------------------
              Name:   Glenn G. McKeever
              Title:  Assistant Secretary




















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                                   ASSIGNMENT FORM


          To assign this Note, fill in the form below:

          I or we assign and transfer this Note to

          --------------------------------------------------------
          (Print or type assignee's name, address and zip code)

           -------------------------------------------------------

           -------------------------------------------------------
           (Insert assignee's soc. sec. or tax I.D. no.)

          and irrevocably appoint ------------------------------------
          agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.



          Dated:--------------------         ------------------------------

                                             ------------------------------



          NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in the City of New York or by a member broker of the New York, Midwest or Pacific Stock Exchange.




















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